Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To Board of Directors
United Industrial Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP

McLean, Virginia
May 11, 2005